
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<DEBT-HELD-FOR-SALE>                     2,667,269,970
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               4,588,151,178
<MORTGAGE>                                   9,030,800
<REAL-ESTATE>                               15,927,353
<TOTAL-INVEST>                           7,309,497,307<F1>
<CASH>                                      63,437,276
<RECOVER-REINSURE>                           2,138,512
<DEFERRED-ACQUISITION>                     130,001,215
<TOTAL-ASSETS>                           7,978,994,691
<POLICY-LOSSES>                          2,320,678,439<F2>
<UNEARNED-PREMIUMS>                        428,771,039
<POLICY-OTHER>                              42,592,040<F2>
<POLICY-HOLDER-FUNDS>                       12,401,809
<NOTES-PAYABLE>                            353,617,793<F3>
<COMMON>                                   111,795,948<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               3,629,572,630<F4>
<TOTAL-LIABILITY-AND-EQUITY>             7,978,994,691
<PREMIUMS>                                 748,375,403
<INVESTMENT-INCOME>                        170,920,990
<INVESTMENT-GAINS>                          44,290,988
<OTHER-INCOME>                               4,352,134
<BENEFITS>                                 525,690,079
<UNDERWRITING-AMORTIZATION>                155,311,466<F5>
<UNDERWRITING-OTHER>                        88,318,424<F5>
<INCOME-PRETAX>                            198,619,546
<INCOME-TAX>                                48,742,259
<INCOME-CONTINUING>                        149,877,287
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               149,877,287
<EPS-PRIMARY>                                     2.63
<EPS-DILUTED>                                     2.63
<RESERVE-OPEN>                           1,702,415,290<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,751,116,588<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Maturities and Other Invested Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,206,890 which is classified as Other Policyholder Funds
<F3>Equals the sums of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>Equals the Total Shareholders Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and
Fees, Increase in deferred acquisition costs, Interest expense and Other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1996.
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of June 30, 1997

